Exhibit 10.11

TILLY’S

2007 STOCK OPTION PLAN, AS AMENDED AND RESTATED

WHEREAS, on                     , 2011, World of Jeans & Tops, a California corporation, became a wholly owned Subsidiary Company of Tilly’s, Inc., a Delaware corporation, whereby the shareholders of World of Jeans & Tops contributed all of their equity interests in World of Jeans & Tops to Tilly’s, Inc. in return for shares of Tilly’s, Inc. Class B common stock on a one-for-one basis;

WHEREAS, on                     , 2011, the Board of Directors of Tilly’s, Inc. adopted this Plan as a Participating Company; and

WHEREAS, on                     , 2011, the Board of Directors of World of Jeans & Tops amended and restated this Plan to provide that (1) the “Company” as defined in the Plan shall refer to Tilly’s, Inc., and World of Jeans & Tops shall be a Participating Company under the Plan, and (2) in connection with the initial public offering of Tilly’s, Inc. Class A common stock, par value $0.001 per share (the “Common Stock”), “Stock” under the Plan shall refer to the Common Stock of Tilly’s Inc., subject to any adjustment required under Section 4.2 of the Plan.

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1. Establishment. This Tilly’s 2007 Stock Option Plan (the “Plan”) is hereby established effective as of June 20, 2007, as amended from time to time.

1.2. Purpose. The purpose of the Plan is to advance the interests of the Participating Companies and their stockholders by providing incentive to attract, retain and reward persons performing services for the Participating Companies and by motivating such persons to contribute to the growth and profitability of the Participating Companies.

1.3. Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or at midnight, Pacific time, on June 20, 2017.

1.4. Legal Compliance. It is the intent of the Plan that all Options granted under it shall be either Incentive Stock Options or Nonqualified Stock Options; provided, however, Incentive Stock Options shall be granted only to Employees of the Company. An Option shall be identified as an Incentive Stock Option or a Nonqualified Stock Option in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as Incentive Stock Options are intended to be Nonqualified Stock Options. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3, if applicable. To the extent that any aspect of the Plan or its administration is at any time viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with Incentive Stock Options, the Code (defined below), that aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with the requirements of Rule 16b-3 or the Code.

2. DEFINITIONS AND CONSTRUCTION.

2.1. Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Cause” may include, without limitation, any illegal or improper conduct such as any of the following: (i) the Optionee’s theft or falsification of any Participating Company documents or records; (ii) the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Optionee which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Optionee’s failure or inability to perform any reasonably assigned duties after written notice from a Participating Company officer, and a reasonable opportunity to cure such failure or inability; (v) any material breach by the Optionee of any agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of any such agreement; (vi) the Optionee’s conviction (including any plea of guilty or nolo contendere) of a felony or criminal act involving moral turpitude; or (vii) any resignation in anticipation of a discharge for cause or a resignation accepted by the Company in lieu of a formal discharge for cause.

(c) “Code” means the Internal Revenue Service Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(d) “Committee” means the committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e) “Company” means Tilly’s, Inc., a Delaware corporation, or any successor corporation or predecessor corporation thereto and, where applicable, a Participating Company.

(f) “Consultant” means any natural person, including an advisor, engaged by a Participating Company to render services other than as an Employee or Director.

(g) “Director” means a member of the Board or the board of directors of any other Participating Company.

(h) “Disability” is defined in Section 22(e)(3) of the Code and is subject to such proof of disability as the Board may require.

(i) “Employee” means any person treated as an employee (including an officer or Director who is also treated as an employee) in the records of the Participating Company and, with respect to an Incentive Stock Option granted to such person who is an employee for purposes of Section 422 of the Code; provided however that neither service as a Director nor payment of a Director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system or quoted on the over-the-counter bulletin board, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on The Nasdaq Global Market, The Nasdaq Capital Market or such other national or regional exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal or such other source as the Board deems reliable. If the relevant date does not fall on a date on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was traded prior to the relevant date.

(ii) If, on such date, there is no public market for the Stock (which shall include the circumstance where the Stock is quoted by a service but if trading is minimal, in the discretion of the Board), the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse. In addition, with respect to any Incentive Stock Option, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an Incentive Stock Option Plan under the Code.

(l) “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(m) “Insider” means an officer or a Director of the Company or any other person whose transaction in Stock is subject to Section 16 of the Exchange Act.

(n) “Nonqualified Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(o) “Option” means the right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may either be an Incentive Stock Option or a Nonqualified Stock Option.

(p) “Option Agreement” means a written agreement, including any related form of stock option grant agreement, between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

(q) “Optionee” means a person who has been granted one or more Options.

(r) “Parent Company” means any present or future “parent company” of the Company as defined in Section 424(e) of the Code.

(s) “Participating Company” means the Company or any Parent Company or any Subsidiary Company.

(t) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as may be amended from time to time, or any successor rule or regulation.

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Service” means an Optionee’s employment or service with a Participating Company, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company or a change in the Participating Company for which the Optionee renders such Services, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with a Participating Company shall not be deemed to have terminated if the Optionee takes military leave, sick leave or other bona fide leave of absence approved by the Company, provided, however, that if any such leave exceeds ninety (90) days, on the ninety first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Services for purposes of determining vesting under the Optionee’s Option Agreement. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which Optionee performs Services ceasing to be a Participating Company. Subject to the foregoing, the Company, it its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(w) “Stock” means the Class A common stock of the Company, par value $0.001 per share, as adjusted from time to time in accordance with Section 4.2.

(x) “Subsidiary Company” means any present or future subsidiary corporation, as defined in Section 424(f) of the Code.

(y) “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1. Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan shall be determined by the Board, and such determination shall be final and binding upon all persons having an interest in the Plan or such Option.

3.2. Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3. Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4. Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

(b) to designate Options as Incentive Stock Option or Nonqualified Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or the delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with a Participating Company on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Option Agreement;

(f) to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

(g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with a Participating Company;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

4. SHARES SUBJECT TO THE PLAN.

4.1. Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million six hundred thousand (1,600,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. This maximum aggregate number may consist solely of Incentive Stock Options. If an outstanding Option for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Option shall again be available for issuance under the Plan. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any of stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed the lesser of: (a) thirty percent (30%) of the then outstanding securities of the Company (convertible preferred or convertible senior common shares will be counted on an as-converted basis), (or such higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45; or (b) the amount provided in Rule 701(d) of the Securities Act.

4.2. Adjustments for Change in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and to the exercise price per share of any outstanding Options. If the majority of the shares which are the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for the New Shares. In the event of any such adjustment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event, may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5. ELIGIBILITY AND OPTION LIMITATIONS.

5.1. Persons Eligible for Options. Options may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,”

“Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of employment or other service relationships with a Participating Company. Eligible persons may be granted more than one (1) Option.

5.2. Option Grant Restrictions. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonqualified Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3. Fair Market Value Limitation. To the extent options designated as Incentive Stock Options (granted under all stock option plans of a Participating Company, including the Plan) become exercisable by an Optionee for the first time during any calendar year for Stock having a fair market value greater than one hundred thousand dollars ($100,000), the portions of such options which exceed such amount shall be treated as Nonqualified Stock Options. For purposes of this Section 5.3, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of the Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion first. Separate certificates representing each such portion shall be issued upon exercise of the Option.

6. TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1. Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall not be less than Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonqualified Stock Option shall be not less than the minimum allowed by applicable federal and state laws and regulations and (c) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2. Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of the Option and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

6.3. Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee (including shares of Stock to be acquired upon exercise of any Option) having a Fair Market Value (as determined by the Board without regard to any restrictions on transferability applicable to such Stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) after such time as the Company’s Stock is listed on a national or regional securities exchange or market system, by execution through a third-party broker of a net Stock transaction whereby the number of shares of Stock tendered for payment of the exercise price have a market value not less than the exercise price, or (iv) by any combination thereof. The Board may at any time, or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to ownership, of shares of Stock unless such shares have either been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

6.4. Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the shares of Stock assumable upon exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by a Participating Company with respect to such Option or the shares acquired upon exercise thereof. Alternatively, or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of a Participating Company arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to issue shares of Stock or to release shares of Stock in escrow established pursuant to the Option Agreement until a Participating Company’s tax withholding obligations have been satisfied by the Optionee.

6.5. Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee’s termination of Service as follows:

(i) Disability. If the Optionee’s Service with a Participating Company is terminated because of the Disability of the Optionee, the Option to the extent unexercised and exercisable on the date on which the Optionee’s Service is terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of one (1) year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Optionee’s Service with a Participating Company is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service is terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of one (1) year (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated (other than for Cause).

(iii) Cause. If the Optionee’s Service with a Participating Company is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.

(iv) Other Termination of Service. If the Optionee’s Service with a Participating Company is terminated for any reason except Disability, death, or for Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service is terminated, may be exercised by the Optionee at any time prior to the expiration of thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

(c) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

7. STANDARD FORMS OF OPTION AGREEMENT.

7.1. General. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the appropriate standard form of Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2. Authority to Vary the Terms. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are consistent with the terms of the Plan.

8. CHANGE IN CONTROL.

8.1. Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company, (ii) a merger or consolidation in which the Company is a party (excluding a merger for purposes of reincorporating the Company’s jurisdiction of incorporation), (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Companies”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Companies, as the case may be, either directly or through one or more subsidiary corporations. To clarify, a transaction such as an initial public offering, followed in time by some other transaction, would not be considered a series of related change events, and therefore would be separate Ownership Change Events. The Board shall have the right to determine whether multiple sales or exchanges of voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2. Effect of Change in Control on Options. In order to preserve an Optionee’s rights in the event of a Change in Control of the Company:

(a) The Board shall have the discretion to provide in each Option Agreement the terms and conditions that relate to (i) vesting of such Option in the event of a Change in Control, and (ii) assumption of such Options or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option.

(b) If the terms of an outstanding Option Agreement provide for accelerated vesting in the event of a Change in Control, or to the extent that an Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the exercise price of the Option.

(c) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(d) The Board shall cause written notice of a proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

9. PROVISION OF INFORMATION.

At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be provided to each Optionee. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information. The foregoing provisions of this Section shall not apply to this Plan if this Plan complies with all conditions of Rule 701(e) (“Rule 701(e)”) of the Securities Act. Rule 701(e) provides that if the aggregate sales price or amount of securities sold (as such terms are defined therein) during any consecutive 12-month period exceeds $5 million, the Company must deliver the information specified in Rule 701(e) within a reasonable time before the issuance of the Options, and at all times a copy of the Plan must be provided.

10. NONTRANSFERABILITY OF OPTIONS.

During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

11. COMPLIANCE WITH SECURITIES LAW.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system or bulletin board upon which the Stock may then be listed or quoted. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares assumable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares assumable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12. INDEMNIFICATION.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of a Participating Company, members of the Board and any officers or employees of a Participating Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

13. TERMINATION, SUSPENSION OR AMENDMENT OF PLAN.

The Board may terminate, suspend or amend the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

14. STOCKHOLDER APPROVAL.

The Plan or any increase in the maximum aggregate number of shares of Stock assumable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

15. NON-EXCLUSIVITY OF PLAN.

Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of a Participating Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without shareholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

16. GOVERNING LAW.

The Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the State of California, without regard to choice of law principles. In any action, dispute, litigation or other proceeding concerning the Plan (including arbitration), exclusive jurisdiction shall be with the courts of California, with the County of Orange being the sole venue for the bringing of the action or proceeding.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing 2007 Stock Option Plan was duly adopted on June 20, 2007, and amended and restated on                     , 2011.

COMPANY:
TILLY’S, INC.

,	Secretary

PLAN HISTORY

June 20, 2007	Board of Directors of World of Jeans & Tops adopts Plan, with an initial reserve of 1,600,000 shares.

June 20, 2007	A majority of the shareholders of World of Jeans & Tops approve Plan, with an initial reserve of 1,600,000 shares.

, 2011	Board of Directors of World of Jeans & Tops adopts amendment and restatement of the Plan

, 2011	A majority of the shareholders of World of Jeans & Tops adopts amendment and restatement of the Plan

, 2011	Board of Directors of Tilly’s, Inc. adopts Plan, as amended and restated

, 2011	A majority of the shareholders of Tilly’s, Inc. adopts Plan, as amended and restated